[LOGO APPEARS HERE]

Supplement
to Application
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To be completed when applying for Flexible Premium Variable Universal Life.
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I.    NET PREMIUM ALLOCATION

Allocations must be in whole percentages. There is no limit on the number of allocations, but the total net allocations must equal 100%. These percentages will apply in future years, but may be changed at any time by the policy owner.

Your net premium will be allocated as described in the policy to the Sub-Accounts you select.

Allocate my purchase payment(s) among the following investment options (MUST BE COMPLETED):

 AIM                                     ALGER
 _____ %  V. I. Growth                   _____ %  American Small Capitalization
 _____ %  V. I. Government Securities    _____ %  American Growth

 MFS                                     PIMCO
 _____ %  VIT Emerging Growth            _____ %  Long Term U.S. Government Bond
 _____ %  VIT Growth With Income

 TOUCHSTONE
 _____ %  Small Cap Value    _____ %  Income         _____ %  Growth & Income
                                      Opportunity

 _____ %  Emerging           _____ %  High Yield     _____ %  Enhanced 30
          Growth

 _____ %  International      _____ %  Value Plus     _____ %  Balanced
          Equity

 _____ %  Bond               _____ %  Standby Income

 COLUMBUS LIFE        Fixed Account    _____ %

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II.   DOLLAR COST AVERAGING

   Please transfer $ _____________ ($100 minimum) from the (check one):

                    ___ Touchstone                 ___ Fixed
                        Standby Income                 Account

   Frequency:   ___ Monthly    ___ Quarterly   ___ Until Source Fund is Depleted

 AIM                                     ALGER
 _____ %   V. I. Growth                  _____ %   American Small Capitalization
 _____ %   V. I. Government Securities   _____ %   American Growth

 MFS                                     PIMCO
 _____ %   VIT Emerging Growth           _____ %  Long Term U.S. Government Bond
 _____ %   VIT Growth With Income

 TOUCHSTONE
 _____ %   Small Cap Value    _____ %  Income           _____ %  Growth & Income
                                       Opportunity

 _____ %   Emerging           _____ %  High Yield       _____ %  Enhanced 30
           Growth

 _____ %   International      _____ %  Value Plus       _____ %  Balanced
           Equity

 _____ %  Bond                _____ %  Standby Income

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III.  AUTOMATIC REBALANCING

      Do you wish to employ the automatic rebalancing feature?  __ No     __ Yes

      Frequency:     ___ Quarterly       ___ Semi-Annually          ___ Annually

     Note: If frequency is not selected, quarterly rebalancing will apply.
           Automatic Rebalancing is not available if Dollar Cost Averaging is from Touchstone Standby Income.

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IV.   SUITABILITY - Investment Objectives and Risk Tolerance apply to Policy
      Owner

      In order to determine if this policy meets your investment objectives and continuing financial needs, please complete the following:

          1. Investment Objectives. Please check at least one. Multiple objectives may be selected; however, if more than one, please rank in order of importance to you.

                        _____ Long Term Gain _____

                        _____ Safety of Principal _____

                        _____ Short Term Gain _____

                        _____ Tax Advantage _____

                        _____ Income _____

                        _____ Death Benefit _____


          2.   Risk Tolerance:

               Please rank from 1 to 4 the level(s) of risk most acceptable to you. A rank of "1" is most acceptable. A rank of "4" is least acceptable. Your portfolio selections should be consistent with the risk tolerance levels you rank below.

                             _____ Low/Conservative

                             _____ Moderate

                             _____ High/Aggressive

                             _____ Speculative

________________________________________________       _______________________
  Supervisory Principal's Signature                             Date

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V.    STATEMENT OF UNDERSTANDING

      I agree and understand that the amount and duration of the death benefit may vary with investment experience. Regardless of the investment experience the death benefit will never be less than the Specified Amount, reduced by any indebtedness, as long as the policy is in force. The account value may increase or decrease on any day depending on the investment return for the policy. No minimum account value is guaranteed. On request, Columbus Life will furnish illustrations of benefits, including the death benefit.

      Signed at _____________________    Date________________________

      __________________________________________________
      Signature of Proposed Insured (if age 15 or older)

      __________________________________________________
      Signature of Agent/Registered Representative

      __________________________________________________
      Signature of Policy Owner if not Proposed Insured

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VI.   TELEPHONE ACCESS AUTHORIZATION  (MUST BE COMPLETED)

      Unless waived, the Policy Owner and Representative will have automatic telephone access authorization.

        ____ I elect NOT to have telephone access authorization.

        ____ I elect NOT to have my Registered Representative have telephone access authorization.

      I hereby authorize and direct Columbus Life to make allowable transfers of funds or reallocation of net premiums among available Sub-Accounts or to complete other financial transactions as may be allowed by Columbus Life at the time of request, based upon instructions received by telephone, from (a) myself, as Policy Owner, (b) my Registered Representative, and/or
      (c) the person(s) named below. Columbus Life will not be liable for following instructions communicated by telephone that it reasonably believes to be genuine. Columbus Life will employ reasonable procedures, including requiring the policy number to be stated, tape recording all instructions, and mailing written confirmations. If Columbus Life does not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, Columbus Life may be liable for any losses due to unauthorized or fraudulent instructions.

      Name per (c) above: _______________________________   SS# ________________

      Address __________________________________________________________________

          o    All telephone conversations will be recorded.

          o This authorization will continue in force until the earlier of Columbus Life's receipt of the revocation of this authorization by phone or in writing or Columbus Life's discontinuance of this privilege.

_______________________________________________        _________________________
          Signature of Policy Owner                              Date
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